FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2022 Financial Results

HANOVER, Md. - June 2, 2022 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal second quarter ended April 30, 2022.

•Q2 Revenue: $949.2 million

•Q2 Net Income per Share: $0.25 GAAP; $0.50 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 1.5 million shares of common stock for an aggregate price of $87.0 million, and received 0.9 million shares of common stock pursuant to the final settlement of the Accelerated Share Repurchase program, during the quarter.

“Our strong execution in the fiscal second quarter enabled us to deliver 14% year-over-year revenue growth despite an increasingly challenging supply environment,” said Gary Smith, president and CEO of Ciena. “We also saw continued strength in order flow and backlog growth in the quarter, reflecting the durability of longer-term secular demand drivers. At a time when industry-wide supply chain constraints are resulting in increased uncertainty and a wider range of potential outcomes in the coming quarters, our near-term financial performance is entirely a function of component availability – not the strong underlying demand in our business.”

For the fiscal second quarter 2022, Ciena reported revenue of $949.2 million as compared to $833.9 million for the fiscal second quarter 2021.

Ciena's GAAP net income for the fiscal second quarter 2022 was $38.9 million, or $0.25 per diluted common share, which compares to a GAAP net income of $103.1 million, or $0.66 per diluted common share, for the fiscal second quarter 2021. Ciena's GAAP net income for the fiscal second quarter of 2021 benefited from recording $40.4 million in pre-tax amounts from the Canadian Emergency Wage Subsidy program, which expired in October 2021. See APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures for more information and a reconciliation of our adjusted (non-GAAP) net income which excludes the effect of these amounts.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2022 was $76.4 million, or $0.50 per diluted common share, which compares to an adjusted (non-GAAP) net income of $97.6 million, or $0.62 per diluted common share, for the fiscal second quarter 2021.

Fiscal Second Quarter 2022 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q2	Q2	Period Change
	FY 2022	FY 2021	Y-T-Y*
Revenue	$949.2	$833.9	13.8%
Gross margin	42.3%	49.5%	(7.2)%
Operating expense	$343.4	$278.8	23.2%
Operating margin	6.2%	16.0%	(9.8)%

	Non-GAAP Results
	Q2	Q2	Period Change
	FY 2022	FY 2021	Y-T-Y*
Revenue	$949.2	$833.9	13.8%
Adj. gross margin	43.0%	49.2%	(6.2)%
Adj. operating expense	$301.1	$278.7	8.0%
Adj. operating margin	11.3%	15.8%	(4.5)%
Adj. EBITDA	$129.3	$156.2	(17.2)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q2 FY 2022		Q2 FY 2021
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$625.3	65.8	$573.7	68.8
Routing and Switching	109.2	11.5	63.6	7.6
Total Networking Platforms	734.5	77.3	637.3	76.4

Platform Software and Services	69.1	7.3	56.7	6.8

Blue Planet Automation Software and Services	16.9	1.8	23.9	2.9

Global Services
Maintenance Support and Training	74.0	7.8	70.4	8.4
Installation and Deployment	41.4	4.4	38.0	4.6
Consulting and Network Design	13.3	1.4	7.6	0.9
Total Global Services	128.7	13.6	116.0	13.9

Total	$949.2	100.0	$833.9	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal Second Quarter 2022

	Revenue by Geographic Region
	Q2 FY 2022		Q2 FY 2021
	Revenue	% **	Revenue	% **
Americas	$700.8	73.8	$587.5	70.4
Europe, Middle East and Africa	145.1	15.3	155.0	18.6
Asia Pacific	103.3	10.9	91.4	11.0
Total	$949.2	100.0	$833.9	100.0
** Denotes % of total revenue
•One 10%-plus customer represented a total of 11.0% of revenue
•Cash and investments totaled $1.6 billion
•Cash flow from operations totaled $105.8 million
•Average days' sales outstanding (DSOs) were 87
•Accounts receivable, net balance was $774.9 million
•Unbilled contract asset, net balance was $144.3 million
•Inventories totaled $536.9 million, including:
◦Raw materials: $373.5 million
◦Work in process: $12.3 million
◦Finished goods: $157.9 million
◦Deferred cost of sales: $28.9 million
◦Reserve for excess and obsolescence: $(35.7) million
•Product inventory turns were 3.4
•Headcount totaled 7,536

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Second Quarter 2022 Results
Today, Thursday, June 2, 2022, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal second quarter 2022 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include:

"Our strong execution in the fiscal second quarter enabled us to deliver 14% year-over-year revenue growth despite an increasingly challenging supply environment; "We also saw continued strength in order flow and backlog growth in the quarter, reflecting the durability of longer-term secular demand drivers"; "At a time when industry-wide supply chain constraints are resulting in increased uncertainty and a wider range of potential outcomes in the coming quarters, our near-term financial performance is entirely a function of component availability – not the strong underlying demand in our business."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the impact of supply chain constraints or disruptions; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, and public health emergencies; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 17, 2021 and included in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2022 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	April 30,	May 1,	April 30,	May 1,
	2022	2021	2022	2021
Revenue:
Products	$759,948	$670,043	$1,424,955	$1,267,263
Services	189,279	163,884	368,715	323,794
Total revenue	949,227	833,927	1,793,670	1,591,057
Cost of goods sold:
Products	452,057	339,601	824,622	654,699
Services	95,389	81,907	183,080	166,048
Total cost of goods sold	547,446	421,508	1,007,702	820,747
Gross profit	401,781	412,419	785,968	770,310
Operating expenses:
Research and development	159,324	110,246	307,733	242,987
Selling and marketing	119,939	110,387	238,820	207,665
General and administrative	45,572	43,635	90,070	83,628
Significant asset impairments and restructuring costs	9,102	8,209	12,511	14,076
Amortization of intangible assets	8,920	6,019	17,838	11,929
Acquisition and integration costs	495	294	563	601
Total operating expenses	343,352	278,790	667,535	560,886
Income from operations	58,429	133,629	118,433	209,424
Interest and other income (loss), net	808	(1,274)	4,494	(2,395)
Interest expense	(11,985)	(7,785)	(20,633)	(15,145)
Income before income taxes	47,252	124,570	102,294	191,884
Provision for income taxes	8,330	21,453	17,549	33,419
Net income	$38,922	$103,117	$84,745	$158,465

Net Income per Common Share
Basic net income per common share	$0.26	$0.66	$0.55	$1.02
Diluted net income per potential common share	$0.25	$0.66	$0.55	$1.01

Weighted average basic common shares outstanding	152,197	155,331	153,179	155,257
Weighted average dilutive potential common shares outstanding [1]	153,344	156,876	154,580	156,734

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 1.1 million and 1.4 million for the second quarter and first six months of fiscal 2022, respectively; and (ii) 1.5 million shares for each of the second quarter and first six months of fiscal 2021.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	April 30, 2022	October 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,019,863	$1,422,546
Short-term investments	529,552	181,483
Accounts receivable, net	774,896	884,958
Inventories	536,878	374,265
Prepaid expenses and other	367,344	325,654
Total current assets	3,228,533	3,188,906
Long-term investments	87,142	70,038
Equipment, building, furniture and fixtures, net	278,494	284,968
Operating lease right-of-use assets	45,721	44,285
Goodwill	328,924	311,645
Other intangible assets, net	88,956	65,314
Deferred tax asset, net	798,238	800,180
Other long-term assets	108,121	99,891
Total assets	$4,964,129	$4,865,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$352,999	$356,176
Accrued liabilities and other short-term obligations	333,150	409,285
Deferred revenue	156,400	118,007
Operating lease liabilities	19,279	18,632
Current portion of long-term debt	6,930	6,930
Total current liabilities	868,758	909,030
Long-term deferred revenue	62,369	57,457
Other long-term obligations	148,043	166,803
Long-term operating lease liabilities	40,355	41,564
Long-term debt, net	1,062,182	670,355
Total liabilities	$2,181,707	$1,845,209
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 150,865,553 and 154,858,981 shares issued and outstanding	1,509	1,549
Additional paid-in capital	6,497,359	6,803,162
Accumulated other comprehensive income (loss)	(16,059)	439
Accumulated deficit	(3,700,387)	(3,785,132)
Total stockholders’ equity	2,782,422	3,020,018
Total liabilities and stockholders’ equity	$4,964,129	$4,865,227

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Six Months Ended
	April 30,	May 1,
	2022	2021
Cash flows provided by operating activities:
Net income	$84,745	$158,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	46,030	47,295
Share-based compensation expense	50,970	40,499
Amortization of intangible assets	24,463	18,517
Deferred taxes	(13,474)	(9,606)
Provision for inventory excess and obsolescence	8,487	10,402
Provision for warranty	7,228	7,937
Other	(5,833)	5,928
Changes in assets and liabilities:
Accounts receivable	104,455	(180)
Inventories	(171,056)	(66,934)
Prepaid expenses and other	(36,673)	(8,565)
Operating lease right-of-use assets	8,222	8,253
Accounts payable, accruals and other obligations	(88,960)	(30,108)
Deferred revenue	43,753	45,482
Short and long-term operating lease liabilities	(10,216)	(9,726)
Net cash provided by operating activities	52,141	217,659
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(45,249)	(51,651)
Purchase of available for sale securities	(461,548)	(102,429)
Proceeds from maturities of available for sale securities	90,000	91,810
Settlement of foreign currency forward contracts, net	3,708	9,414
Acquisition of business, net of cash acquired	(62,043)	—
Purchase of cost method equity investments	(8,000)	—
Proceeds from sale of cost method equity investments	—	4,678
Net cash used in investing activities	(483,132)	(48,178)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of senior notes	400,000	—
Payment of long term debt	(3,465)	(3,465)
Payment of debt issuance costs	(5,145)	—
Payment of finance lease obligations	(1,635)	(1,463)
Shares repurchased for tax withholdings on vesting of restricted stock units	(35,004)	(27,893)
Repurchases of common stock - repurchase program	(332,794)	(38,498)
Proceeds from issuance of common stock	15,185	13,480
Net cash provided by (used in) financing activities	37,142	(57,839)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8,807)	2,696
Net increase (decrease) in cash, cash equivalents and restricted cash	(402,656)	114,338
Cash, cash equivalents and restricted cash at beginning of period	1,422,604	1,088,708
Cash, cash equivalents and restricted cash at end of period	$1,019,948	$1,203,046
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$16,809	$14,949
Cash paid during the period for income taxes, net	$17,905	$27,666
Operating lease payments	$10,917	$10,785
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$8,093	$4,966
Repurchase of common stock in accrued liabilities from repurchase program	$5,000	$900
Operating right-of-use assets subject to lease liability	$3,589	$1,770

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	April 30,	May 1,
	2022	2021
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$401,781	$412,419
Share-based compensation-products	1,058	498
Share-based compensation-services	1,943	1,421
Canadian Emergency Wage Subsidy-products	—	(4,189)
Canadian Emergency Wage Subsidy-services	—	(2,620)
Amortization of intangible assets	3,313	2,856
Total adjustments related to gross profit	6,314	(2,034)
Adjusted (non-GAAP) gross profit	$408,095	$410,385
Adjusted (non-GAAP) gross profit percentage	43.0%	49.2%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$343,352	$278,790
Share-based compensation-research and development	8,309	5,844
Share-based compensation-sales and marketing	8,061	6,610
Share-based compensation-general and administrative	7,334	6,743
Canadian Emergency Wage Subsidy-research and development	—	(28,923)
Canadian Emergency Wage Subsidy-sales and marketing	—	(2,551)
Canadian Emergency Wage Subsidy-general and administrative	—	(2,161)
Significant asset impairments and restructuring costs	9,102	8,209
Amortization of intangible assets	8,920	6,019
Acquisition and integration costs	495	294
Total adjustments related to operating expense	42,221	84
Adjusted (non-GAAP) operating expense	$301,131	$278,706

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$58,429	$133,629
Total adjustments related to gross profit	6,314	(2,034)
Total adjustments related to operating expense	42,221	84
Total adjustments related to income from operations	48,535	(1,950)
Adjusted (non-GAAP) income from operations	$106,964	$131,679
Adjusted (non-GAAP) operating margin percentage	11.3%	15.8%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$38,922	$103,117
Exclude GAAP provision for income taxes	8,330	21,453
Income before income taxes	47,252	124,570
Total adjustments related to income from operations	48,535	(1,950)
Unrealized loss on cost method equity investment	—	165
Adjusted income before income taxes	95,787	122,785
Non-GAAP tax provision on adjusted income before income taxes	19,349	25,171
Adjusted (non-GAAP) net income	$76,438	$97,614

Weighted average basic common shares outstanding	152,197	155,331
Weighted average dilutive potential common shares outstanding [1]	153,344	156,876

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	April 30,	May 1,
	2022	2021
Net Income per Common Share
GAAP diluted net income per potential common share	$0.25	$0.66
Adjusted (non-GAAP) diluted net income per potential common share	$0.50	$0.62

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the second quarter of fiscal 2022 includes 1.1 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the second quarter of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	April 30,	May 1,
	2022	2021
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$38,922	$103,117
Add: Interest expense	11,985	7,785
Less: Interest and other income (loss), net	808	(1,274)
Add: Provision for income taxes	8,330	21,453
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,377	24,107
Add: Amortization of intangible assets	12,233	8,875
EBITDA	$93,039	$166,611
Less: Canadian Emergency Wage Subsidy	—	40,444
Add: Share-based compensation cost	26,673	21,535
Add: Significant asset impairments and restructuring costs	9,102	8,209
Add: Acquisition and integration costs	495	294
Adjusted EBITDA	$129,309	$156,205
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Canadian Emergency Wage Subsidy - a program introduced by the Government of Canada to offset a portion of employee wages for a limited period in response to COVID-19 outbreak.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes and a $4.1 million impairment charge due to Ciena's decision to suspend its business operations in Russia in response to the conflict in Ukraine.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs  - includes financial, legal and accounting advisor expenses related to our acquisition of Vyatta during the first quarter of fiscal 2022 and Xelic during the second quarter of fiscal 2022. Acquisition and integration costs for the second quarter of fiscal 2021 include costs of acquisition compensation associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018.
•Unrealized loss on cost method equity investment - reflects a change in the carrying value of a certain cost method equity investment.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 20.2% for the second fiscal quarter of 2022 and 20.5% for the second fiscal quarter of 2021. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.